EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report on Form 10-K of Waste Industries USA, Inc. (the “Company”) for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), each of the undersigned hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ JIM W. PERRY

President and Chief Executive Officer March 31, 2003

/s/ D. STEPHEN GRISSOM

Chief Financial Officer March 31, 2003